As filed with the Securities and Exchange Commission on April 16, 2002
                                               Registration No. 333-___________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                          CITIZENS BANKING CORPORATION
             (Exact name of registrant as specified in its charter)

             Michigan                                      38-2378932
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

                  328 S. Saginaw Street, Flint, Michigan 48502
                                 (810) 766-7500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's Principal
                                Executive Office)

              Citizens Banking Corporation Stock Compensation Plan
                            (Full Title of the Plan)

                               Thomas W. Gallagher
                           General Counsel & Secretary
                          Citizens Banking Corporation
                              328 S. Saginaw Street
                              Flint, Michigan 48502
                                 (810) 766-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                               Mark A. Metz, Esq.
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-5434

                         CALCULATION OF REGISTRATION FEE

---------------------- ----------------- -------------------------- ---------------------------- --------------------
 Title of Securities     Amount to be        Proposed Maximum            Proposed Maximum             Amount of
  To be Registered        Registered     Offering Price Per Share    Aggregate Offering Price     Registration Fee
---------------------- ----------------- -------------------------- ---------------------------- --------------------

    Common Stock          7,000,000              $32.83*                 $229,810,000.00*              $21,143.00*
                           Shares**
---------------------- ----------------- -------------------------- ---------------------------- --------------------

* Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on April 10, 2002, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a). The registered shares also include the associated preferred stock purchase rights which attach to each new share of common stock.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Citizens Banking Corporation (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

         (b) The description of the Common Stock of the Company contained in the Prospectus forming a part of the Company's Registration Statement on Form S-14, No. 2-70925, incorporated by reference into the Company's Registration Statement on Form 8-A dated June 30, 1982, filed under the Securities Exchange Act of 1934.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of such document.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Michigan Business Corporation Act

         The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

         The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

         The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

         The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses incurred in the action. The foregoing does not apply if the director's actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

         Articles of Incorporation and Bylaws of the Company

         The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The Company has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Company's Bylaws generally require the Company to indemnify officers and directors to the fullest extent legally possible under the MBCA and provide that similar indemnification may be afforded employees and agents. In addition, the Bylaws require the Company to indemnify any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. The Company is also contractually obligated to each of its directors to indemnify such persons to the fullest extent permissible under Michigan law. The Company's Bylaws further provide for the advancement of litigation expenses under certain circumstances.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


Item 8.  EXHIBITS

         The following are exhibits to this registration statement:

             5           Opinion of Dykema Gossett PLLC

          23.1           Consent of Ernst & Young LLP, independent auditors

          23.2           Consent of Dykema Gossett PLLC (contained in Exhibit 5)

          24             Power of Attorney (see "Signatures")

          99 Citizens Banking Corporation Stock Compensation Plan (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
                         2001)

          Item 9.          UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flint, State of Michigan, on April 16, 2002.

                                CITIZENS BANKING CORPORATION




                                By:      /s/ William R. Hartman
                                         --------------------------------------
                                         William R. Hartman
                                         President and Chief Executive Officer




                                POWER OF ATTORNEY


         Each of the undersigned whose signature appears below hereby constitutes and appoints Thomas W. Gallagher and John W. Ennest, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, and confirming all that each such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 16, 2002.


                                                       Title

/s/  William R. Hartman                                President, Chief Executive Officer and Director
-----------------------------                          (Principal Executive Officer)
William R. Hartman

/s/   John W. Ennest                                   Vice Chairman of the Board, Chief Financial Officer,
-----------------------------                          Treasurer and Director
John W. Ennest                                         (Principal Financial Officer)

/s/   Daniel E. Bekemeier                              Senior Vice President and Controller
-----------------------------                          (Principal Accounting Officer)
Daniel E. Bekemeier

/s/  Robert J. Vitito                                  Chairman of the Board and Director
-----------------------------
Robert J. Vitito


/s/  Edward P. Abbott                                  Director
----------------------------------------
Edward P. Abbott

/s/  Jonathan E. Burroughs II                          Director
----------------------------------------
Jonathan E. Burroughs II

/s/  Joseph P. Day                                     Director
----------------------------------------
Joseph P. Day

/s/  Richard J. Dolinski                               Director
----------------------------------------
Richard J. Dolinski

/s/  Lawrence O. Erickson                              Director
----------------------------------------
Lawrence O. Erickson

/s/  Benjamin W. Laird                                 Director
----------------------------------------
Benjamin W. Laird

/s/  Stephen J. Lazaroff                               Director
----------------------------------------
Stephen J. Lazaroff

/s/  William C. Shedd                                  Director
----------------------------------------
William C. Shedd

/s/  Ada C. Washington                                 Director
----------------------------------------
Ada C. Washington

/s/  Kendall B. Williams                               Director
----------------------------------------
Kendall B. Williams

/s/  James L. Wolohan                                  Director
----------------------------------------
James L. Wolohan

                                INDEX TO EXHIBITS




  Exhibit Number   Description


        5          Opinion of Dykema Gossett PLLC (including consent)
       23.1        Consent of Ernst & Young LLP, independent auditors





















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